UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2022
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-266494	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note.
On November 28, 2022, Leonardo DRS, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of RADA Electronic Industries Ltd, a company organized under the laws of Israel (“RADA”), pursuant to the Agreement and Plan of Merger, dated as of June 21, 2022, as amended (the “Merger Agreement”), by and among the Company, Blackstart Ltd, a wholly owned subsidiary of the Company organized under the laws of Israel (“Merger Sub”), and RADA. In accordance with the terms of the Merger Agreement, Merger Sub merged with and into RADA (the “Merger”), with RADA continuing as the surviving company of the Merger and as a wholly owned subsidiary of the Company.
At the effective time of the Merger (the “Effective Time”), each ordinary share of RADA, par value NIS 0.03 per share (the “RADA Ordinary Shares”) issued and outstanding (other than: (i) shares held by the Company or Merger Sub and (ii) shares held by any direct or indirect subsidiary of the Company or RADA) (the “Eligible Shares”) was converted into, and became exchangeable for one (the “Exchange Ratio”) share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”). Prior to the Effective Time, the shares of Company Common Stock held by US Holding (as defined below) were split (the “Stock Split”), as further described in this Current Report, such that, immediately following the Effective Time and the issuance of the shares of Company Common Stock to holders of RADA Ordinary Shares and the treatment of options to purchase RADA Ordinary Shares (“RADA Options”) as described in the following paragraph: (a) US Holding holds 80.5% of the issued and outstanding shares of Company Common Stock on a fully diluted basis, as calculated pursuant to the terms of the Merger Agreement; and (b) the holders of RADA Ordinary Shares, RADA Options and other RADA securities hold or have entitlements to 19.5% of the issued and outstanding shares of Company Common Stock on a fully diluted basis, as calculated pursuant to the terms of the Merger Agreement (the equity allocation contemplated by the foregoing (a) and (b), the “Post-Closing Equity Split”).
As provided in the Merger Agreement, each outstanding option, whether vested or unvested, to purchase RADA Ordinary Shares under the 2015 Share Option Plan and 2021 Equity Incentive Plan (together, the “RADA Plans”) was assumed by the Company and substituted with an option to purchase shares of Company Common Stock (the “Company Options”) in accordance with the terms of the Company’s 2022 Omnibus Equity Compensation Plan (the “Company Plan”) and notice of option exchange by which it is evidenced. The number of shares of Company Common Stock subject to Company Options issued to holders of outstanding options to purchase RADA Ordinary Shares upon the Effective Time is equal to the number of RADA Ordinary Shares subject to such RADA Options immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price under each such Company Option is equal to the exercise price per RADA Ordinary Share subject to such RADA Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent). Each RADA Option holder’s right to exercise his or her Company Option under the Company Plan is subject to substantially the same terms and conditions as were applicable to the Option holder’s right pursuant to the RADA Plans immediately prior to the Effective Time, including the same vesting restrictions and continued service requirements and the same rights to vesting upon a qualifying termination of employment, to the extent applicable.
On November 21, 2022, the Company, Merger Sub and RADA entered into a side letter agreement providing for certain limited waivers and modifications to the Merger Agreement (the “Side Letter”). Pursuant to the Side Letter, the parties provided for, among other things, a modification of Section 2.1 of the Merger Agreement such that the percentage calculations set forth therein will assume a reference price for RADA Options equal to the volume-weighted average trading price of the RADA Ordinary Shares on the NASDAQ for the ten trading days immediately prior to November 23, 2022, rather than the closing date of November 28, 2022.
The foregoing description of the Merger, the Merger Agreement and the Side Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the Side Letter, which are filed as Exhibits 2.1, 2.1(a) and 2.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The Merger Agreement and the transactions contemplated thereby were previously described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 21, 2022.

This Current Report on Form 8-K (this “Current Report”) establishes the Company as the successor issuer to RADA pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of Company Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and the Company shall continue to be subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company Common Stock will trade on The Nasdaq Stock Market (“Nasdaq”) and the Tel Aviv Stock Exchange (“TASE”) under the symbol “DRS.” The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.
Item 1.01.            Entry into a Material Definitive Agreement.
Registration Rights Agreement
At the Effective Time, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Leonardo S.p.A, (“Company TopCo”) and Leonardo US Holding, LLC (“US Holding”), which, among other things, provides Company TopCo and its affiliated entities with customary demand, shelf and piggy-back registration rights to facilitate a public offering of the Company Common Stock held by US Holding.
Cooperation Agreement
At the Effective Time, the Company, US Holding and Company TopCo entered into a cooperation agreement (the “Cooperation Agreement”) pursuant to which, among other things, (a) Company TopCo has certain consent, access and cooperation rights, (b) US Holding has certain consent rights with respect to actions taken by the Company and its subsidiaries, including with respect to the creation or issuance of any new classes or series of stock (subject to customary exceptions), listing or delisting from any securities exchange, and making material changes to the Company’s accounting policies and changing the Company’s auditor, and (c) neither US Holding nor Company TopCo has the ability to transfer any Company voting securities for a period of six months following the Effective Time, except in connection with a change in control of the Company or for transfers to affiliates.
The foregoing descriptions of the Registration Rights Agreement and Cooperation Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Registration Rights Agreement and Cooperation Agreement, as applicable, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.
Item 3.03.            Material Modifications to Rights of Security Holders.
The information set forth in the Explanatory Note and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.
Item 5.02.            Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
New Director Appointment
In accordance with the terms of the Merger Agreement, the Company and RADA mutually agreed to appoint Eric C. Salzman as a Non-Proxy Holder Director (as defined in the amended and restated proxy agreement (the “Proxy Agreement”) contemplated by that certain commitment letter, dated as of February 26, 2021, each by and among the Company, US Holding, Company TopCo, and the Defense Counterintelligence and Security Agency (the “DCSA”)) to the Company’s board of directors (the “Company Board”). Mr. Salzman has been appointed as a member of the Audit Committee. In addition, subject to DCSA approval of certain waivers of the Proxy Agreement to permit Non-Proxy Holder Directors to be appointed to the Nominating and Governance Committee of the Company Board, Mr. Salzman will also be appointed to the Nominating and Governance Committee of the Company Board.
Mr. Salzman currently serves as the Chief Executive Officer of publicly traded Safeguard Scientifics, Inc., which he joined in 2020. From 2018 to 2022, Mr. Salzman served as the chairman of the board of SolAero Technologies Corp, a leading manufacturer of satellite solar array panels serving the defense and communications industry. Mr. Salzman has a 25-year track record partnering with public and private growth companies as an investor, board member, and strategic advisor. He has worked in M&A, restructuring, and growth and special situations investing at several investment banks and private equity funds, including Credit Suisse and Lehman Brothers. His industry experience includes technology, software, communications, defense, medical devices, manufacturing, and business services. Since 2008, Mr. Salzman has served as an independent director, executive chairman, non-executive chairman, audit committee chairman, compensation committee chairman, and M&A committee chairman at over 25 public and private companies, including portfolio companies of Carlyle Group, Blackstone, and Francisco Partners. Past board positions include Zenefits, Carnegie Learning, ColorEdge, Capstone Nutrition, FragranceNet, Centinel Spine, ASG Technologies, Sorenson Communications, Syncardia Systems, ShoreTel, and Firth Rixson. He currently serves as an independent director, member of the Audit Committee, and Chairman of the Compensation Committee at publicly traded 8x8, Inc. Mr. Salzman earned a B.A. Honors from the University of Michigan and an MBA from Harvard University. Mr. Salzman’s expertise in capital markets, technology, M&A, and corporate governance brings a valuable perspective to the board.
There are no arrangements or understanding between Mr. Salzman and any other person pursuant to which he was selected as director. Directors receive compensation under the Company's director compensation program.
Approval of Company Plan
On November 23, 2022, the Company Plan was approved by the Company Board and was subsequently approved on November 28, 2022 by US Holding, and will become effective upon filing a registration statement on Form S-8. The Company has reserved a total of 12,416,484 shares of Company Common Stock for issuance pursuant to the Company Plan, subject to certain adjustments set forth therein.
The foregoing description of the Company Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Plan. A description of the Company Plan is set forth in the section entitled “Executive Compensation” beginning on page 187 of the final prospectus and definitive proxy statement, dated September 13, 2022, filed with the SEC. A copy of the full text of the Company Plan is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
CEO Employment Agreement
On November 22, 2022, the Company entered into an employment agreement with William J. Lynn III, the Company’s Chief Executive Officer (the “Employment Agreement”), which is effective as of the Effective Time. The Employment Agreement will supersede the prior employment agreement entered into with the Chief Executive Officer, dated June 7, 2021. Other than as described below, the Employment Agreement is substantially consistent with the form described in, and filed as, Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 21, 2022.
Under the Employment Agreement, Mr. Lynn will be entitled to a grant of a one-time equity award (a “Founders Award” or “One-Time Award”) with a target value of $2,000,000 in time-based restricted stock units (“RSUs”) and $3,000,000 in performance-based restricted stock units (“PRSUs”), to be granted at the Effective Time. The Employment Agreement generally provides for the same entitlements under any health and welfare plans as in the prior employment agreement, provided that Mr. Lynn's beneficiary will be entitled to a death benefit of $325,000, subject to certain age-related reductions after Mr. Lynn reaches the age of 70. Mr. Lynn is also entitled to five weeks of paid vacation and an executive allowance program of $50,000.
In the event of Mr. Lynn’s termination for “Cause” (as defined in the Employment Agreement), prior to the vesting of any awards granted under the Company Plan, any unvested awards will terminate automatically, unless otherwise provided for in the applicable award agreement. In the event of Mr. Lynn’s termination for death or “Disability” (as defined in the Employment Agreement), any awards granted under the Company Plan will accelerate and fully vest on the date of death or Disability, with any applicable performance conditions deemed achieved at target, unless otherwise provided for in the applicable award agreement. In the event Mr. Lynn is terminated for any other reason, other than “Retirement” (as defined in the Employment Agreement) or resignation, (i) any awarded, but unvested retention components of award payments due under the Company’s long-term incentive program for 2021 and thereafter, shall continue to vest in accordance with the vesting schedule, with any performance components due remaining eligible to vest pro-rata based on the portion of the applicable period in which Mr. Lynn was employed, (ii) any Founders Awards will continue to vest in accordance with the vesting schedule such that Mr. Lynn will receive the full target value of his Founders Awards and (iii) any unvested RSUs granted under the Company Plan that are not Founders Awards will continue to vest in accordance with the vesting schedule and (iv) any unvested PRSUs granted under the Company Plan that are not Founders Awards will vest pro rata based on the portion of the applicable performance period in which Mr. Lynn was employed, subject to any performance goals. In the event of a termination due to retirement, (i) Mr. Lynn will receive his target award under the incentive compensation plan for the full fiscal year in which he retires, (ii) RSUs granted under the Company Plan that are not Founders Awards and were granted at least six months prior to the date Mr. Lynn provides notice of retirement, will continue to vest in accordance with the vesting schedule, (iii) any PRSUs granted under the Company Plan that are not Founders Awards will vest pro-rata based on the date of termination, subject to satisfaction of the performance goals, (iv) any awarded but unvested awards under the long-term incentive plan will continue to vest in accordance with the vesting schedule and (v) Mr. Lynn will be entitled to reimbursements equal to the monthly premiums for continued coverage under the Consolidated Omnibus Budget Reconciliation Act.
The foregoing description of the Employment Agreement is a summary that is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed hereto as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
Indemnification Agreements
At the Effective Time, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and certain of its executive officers. The Indemnification Agreements provide for customary indemnification rights and the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law or the Company’s amended and restated certificate of incorporation and amended and restated bylaws.
The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 23, 2022, the Company Board and US Holding, the sole stockholder of the Company, adopted resolutions approving the Stock Split in order to properly reflect the Post-Closing Equity Split as of the Effective Time, and on November 23, 2022, the Company filed an Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware to amend and restate the Company’s Certificate of Incorporation, as amended, restated or amended and restated from time to time, to effect the Stock Split and increase the authorized shares of Company Common Stock from 300,000,000 to 350,000,000. The Stock Split became effective as of the effective date of the A&R Certificate of Incorporation, November 23, 2022.
Upon effectiveness of the Stock Split, each outstanding share of the Company’s Common Stock was, without any further action by the Company, or any holder thereof, converted into, and automatically became, 1.451345331 shares of the Company’s Common Stock. No fractional shares were issued as a result of the Stock Split. In lieu thereof, fractional shares were rounded up to the nearest whole share.
Prior to the filing of the A&R Certificate of Incorporation, the Company had 300,000,000 shares of Company Common Stock authorized, out of which 145,000,000 shares were issued and outstanding. As a result of the filing of the A&R Certificate of Incorporation, and resulting effectiveness of the Stock Split, the 145,000,000 shares of the Company’s Common Stock issued and outstanding immediately prior to the Stock Split were converted into approximately 210,445,073 shares of the Company’s Common Stock. As of immediately following the Effective Time, as a result of the consummation of the Merger, the Company has approximately 260,187,260 shares of Company Common Stock issued and outstanding. The Stock Split did not change the par value of the Company’s shares of Company Common Stock. The Stock Split also did not change the number of the Company’s authorized shares of preferred stock, or their par value.
On November 23, 2022, and prior to the effective time of the Merger, the Company Board also amended and restated its amended and restated bylaws (as amended and restated, the “Bylaws”) to, among other things, permit the appointment of non-proxy holder directors to the Nominating and Governance Committee of the Board. Pursuant to the Bylaws, the Nominating and Governance Committee will be comprised of a majority of proxy holder directors. The amendments to the Bylaws relating to the Nominating and Governance Committee will be effective upon DCSA approval or the receipt of certain Proxy Agreement waivers.
The foregoing descriptions of the A&R Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to each of the A&R Certificate of Incorporation and the Bylaws, as applicable, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
On November 28, 2022, the Company and RADA issued a press release announcing among other things the closing of the Merger. The press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.
The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of June 21, 2022, by and among Leonardo DRS, Inc., Blackstart Ltd and RADA Electronic Industries Ltd. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2022)*

2.1(a)
Waiver and Amendment to Agreement and Plan of Merger, dated as of August 25, 2022, by and among Leonardo DRS, Inc., Blackstart Ltd and RADA Electronic Industries Ltd. (incorporated by reference to Exhibit 2.1(a) of Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the SEC on September 2, 2022).

2.2	Side Letter, dated as of November 21, 2022, by and among Leonardo DRS, Inc., Blackstart Ltd and RADA Electronic Industries Ltd.
3.1	Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc.
3.2	Amended and Restated Bylaws of Leonardo DRS, Inc.
10.1	Registration Rights Agreement, dated as of November 28, 2022 by and among Leonardo DRS, Inc., Leonardo S.p.A. and Leonardo U.S. Holding, LLC.
10.2	Cooperation Agreement, dated as of November 28, 2022 by and among Leonardo DRS, Inc., Leonardo S.p.A. and Leonardo U.S. Holding, LLC.
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 26, 2021)
10.4	Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan
10.5	Employment Agreement, dated November 22, 2022, by and between Leonardo DRS, Inc. and William J. Lynn III

99.1	Press Release, dated November 28, 2022, jointly issued by Leonardo DRS, Inc. and RADA Electronic Industries Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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*Certain Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.

(Registrant)

Date: November 28, 2022	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel & Secretary